Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Anebulo Pharmaceuticals, Inc. on Form S-8 (No. 333-264432) and Form S-1 (No. 333-268113) of our report dated September 22, 2023, on our audits of the financial statements as of June 30, 2023 and 2022 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about September 22, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

September 22, 2023